Exhibit 3.1

THE COMPANIES LAW (2009 Revision)

Exempted Company Limited by Shares

THE THIRD AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

NEWSUMMIT BIOPHARMA HOLDINGS LIMITED

(Adopted by Special Resolution passed on December 30 2010)

1.	The name of the Company is Newsummit Biopharma Holdings Limited.

2.

The Registered Office of the Company shall be at Corporate Filing Services Limited, 4th Floor, Harbour Centre, P. O. Box 613, Grand Cayman KY1-1107, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.	The share capital of the Company is US$50,000 divided into 50,000,000 shares of US$0.001 each, of which (i) 47,767,453 shares are designated as ordinary shares of par value US$0.001 each, and (ii) 2,232,547 shares are designated preferred shares of par value US$0.001 each, all of which are designated as Series A preferred shares.

9.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

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10.	Capitalized terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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THE COMPANIES LAW (2009 Revision)

Exempted Company Limited by Shares

THE THIRD AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

NEWSUMMIT BIOPHARMA HOLDINGS LIMITED

(Adopted by Special Resolution passed on December 30, 2010)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Agreements”	shall mean the Series A Preferred Share Purchase Agreement and the Shareholders Agreement.

“Affiliate”	shall mean, in relation to any Person, (a) any spouse, parent, sibling or descendant of such Person; or (b) any Person directly or indirectly Controlling, Controlled by or under common Control with, such Person.

“Articles”	shall mean these Second Amended and Restated Articles of Association as amended from time to time.

“Auditor”	shall mean the persons for the time being performing the duties of auditors of the Company, which shall be one of the Big Four accounting firms approved by the Board.

“Board”	shall mean the Board of Directors of the Company.

“Business Day”	shall mean any day other than a day on which the banking institutions in Hong Kong are authorized or obligated by law, executive order or regulation to close.

“Carlyle”	has the meaning specified in the Series A Preferred Shares Purchase Agreement.

“Closing” or “Closing Date”	shall have the same meaning set forth in the Series A Preferred Share Purchase Agreement.

“Company”	shall mean Newsummit Biopharma Holdings Limited, a company organized and existing under the laws of the Cayman Islands.

“Control”	with respect to any third party, shall have the meaning ascribed to it in Rule 405 under Securities Act, and shall be deemed to exist for any party (a) when such party holds at least fifty percent (50%) of the outstanding voting securities of such third party and no other party owns a greater number of outstanding voting securities of such third party, (b) has power to direct the management and policies or appoint or remove members of the board of directors or other governing body of the entity, directly on indirectly, whether through the ownership of voting securities, contract or otherwise, or (c) over other members of such party’s immediate family. Immediate family members include, without limitation, a person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“debenture”	shall mean debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	shall mean the directors for the time being of the Company.

“dividend”	shall include bonus.

“Equity Securities”	shall mean any shares of, or securities convertible into or exercisable or exchangeable for any shares of, any class of the Company’s capital stock, including, without limitation, its Ordinary Share and Series A Preferred Share.

“Excluded Transaction”	means (a) any issuance of shares of restricted stock or options to purchase Ordinary Share which may be issued pursuant to an employee share option plan or any broad-based stock option or incentive plan for employees, officers and directors approved by the Board of Directors, (b) any issuance of (i) Ordinary Share upon the conversion of Series A Preferred Share (ii) Ordinary Share as a dividend on Series A Preferred Share, (iii) Ordinary Share in connection with stock split, stock dividend or recapitalization of the Company (iv) Ordinary Share upon conversion, exchange or exercise of any Equity Securities, (v) Equity Securities pursuant to the acquisition of another business entity by the Company by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity, that have been approved by the Board, or (vi) Equity Securities to financial institutions in connection with the extension of credit to the corporation or in connection with the lease of equipment and in both cases for other than equity financing purposes.

“Founder”	shall mean Mr. Jun Ren.

“Group Companies”	shall mean the Company and the Subsidiaries, and each of them shall be referred to as a “Group Company”.

“IPO”	shall mean a firm commitment initial public offering of the Ordinary Share on an internationally recognized stock exchange, including, but not limited to, NYSE, NASDAQ and The Stock Exchange of Hong Kong Limited (Main Board).

“Investors”	shall mean the purchasers of the Series A Preferred Shares under the Series A Preferred Share Purchase Agreement, and each an “Investor”.

“Investor Director”	has the meaning specified in the Series A Preferred Shares Purchase Agreement dated June 13, 2010.

“Investor Ordinary Shares”	shall mean 5,150,000 Ordinary Shares held by the Lead Investors and 2,496,720 Ordinary Shares held by Sansar as of the Closing Date (as adjusted for stock splits, stock dividends, combinations or other recapitalizations).

“Lead Investors”	has the meaning specified in the Shareholders Agreement.

“Liquidation Event”	shall include a liquidation, winding-up or dissolution of the Company, or at the election of the holders of Series A Preferred Share, a merger, acquisition or sale of voting control of the Company in which the Existing Shareholders do not retain a majority of the voting power in the surviving entity, a sale of all or substantially all of the Group Companies’ assets or the exclusive licensing of substantially all of the Group Companies’ Intellectual Property.

“Member”	shall bear the meaning as ascribed to it in the Statute.

“Memorandum of Association”	shall mean the Memorandum of Association of the Company as amended and restated from time to time.

“Month”	shall mean calendar month.

“NPAT”	shall mean the net profit after tax (expressed in United States Dollars) of the Company and its Subsidiaries on a consolidated basis for the fiscal year 2010, without regard to and excluding (i) any payments made by any Group Company to Carlyle pursuant to the Settlement Deed, (ii) any payments and expenses to any legal counsel for any Group Company in connection with the preparation, negotiations, entering into, performance of and dispute over the Settlement Deed, and (iii) any non-recurring expense of the Group Companies incurred not in the ordinary course of business, including without limitation, any IPO expense (including any legal, accounting and underwriter fees) and costs and expenses incurred by a Group Company in connection with issuance of Equity Securities to its employees, directors, officers, consultants or other persons under an incentive or option plan; with such NPAT being determined in accordance with US GAAP and based on financial statements of the Group Companies.

“Ordinary Share”	shall mean the ordinary shares of the Company, par value US$0.001 each.

“paid-up”	shall mean paid-up and/or credited as paid-up.

“Person”	shall mean any individual, firm, company. Governmental Authority, joint venture, association, partnership or other entity (whether or not having separate legal personality).

“Proportionate Share”	in relation to a Shareholder at any time shall mean the proportion which the number of Ordinary Share then held by such Shareholder (assuming conversion of all the Series A Preferred Shares) bears to the aggregate number of Ordinary Share then held by all Shareholders (assuming conversion of all of the then outstanding Series A Preferred Shares).

“Purchase Price”	shall mean the aggregate purchase price the Series A Preferred Shares.

“Per Share Price”	shall mean the per share purchase price of US$ 9.854 for the Series A Preferred Shares.

“Qualified IPO”	a firm commitment underwritten public offering of the Ordinary Shares in the United States by a major underwriter, at a public offering with gross proceeds to the Company of not less than US$80,000,000 (excluding underwriting discounts, commissions and expenses) and resulting in an initial market capitalization of at least US$400,000,000, or in a similar public offering of Ordinary Shares in a jurisdiction approved by the Board and on a recognized securities exchange outside of the United States, including, but not limited to, The Stock Exchange of Hong Kong Limited (Main Board), provided such public offering in terms of price, offering proceeds and regulatory approval is reasonably equivalent to the aforesaid public offering in the United States;

“Redemption Price”	has the meaning specified in Article 20 (iv).

“registered office”	shall mean the registered office for the time being of the Company.

“Sale Transaction”	shall mean (a) (i) the merger or consolidation of the Company into or with one or more Persons, (ii) the merger or consolidation of one or more Persons into or with the Company or (iii) a tender offer or other business combination if, in each case, the shareholders of the Company prior to such merger or consolidation do not retain at least a majority of the voting power of the surviving Person; or (b) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company.

“Sansar”	shall mean Sansar Capital Special Opportunity Master Fund L.P.

“Seal”	shall mean the common seal of the Company and include every duplicate seal.

“Secretary”	shall include an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Preferred Share”	shall mean the Series A preferred share of the Company, par value US$0.001 each, having the rights, privileges and preferences as set forth in the Articles.

“Series A Preferred Share Purchase Agreements”	shall mean the Series A Preferred Share Purchase Agreements entered into with respect to the purchase of Series A Preferred Shares.

“Settlement Deed”	has the meaning specified in the Series A Preferred Shares Purchase Agreement.

“share”	shall include a fraction of a share.

“Shareholders”	shall mean the persons who hold Equity Securities and “Shareholder” shall mean any one of them.

“Shareholders Agreement”	shall mean the Shareholders Agreement dated as of July 23, 2010 that were entered into by and among the Company, the Founder, the Investors and certain Shareholders, as may be amended from time to time.

“Special Resolution”	shall have the same meaning as in the Statute and include a resolution approved in writing as described therein.

“Statute”	shall mean the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

“Subsidiaries”	shall mean the entities listed in Part 2 of Exhibit B attached in the Series A Preferred Share Purchase Agreement.

“written” and “in writing”	shall include all modes of representing or reproducing words in visible form.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

5.	Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.	Subject to any agreement to the contrary, the relevant provisions, if any, in the Memorandum of Association and these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in these Articles, the Company shall be precluded from issuing bearer shares, warrants, coupons or certificates.

7.	The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

8.	(a)	Right of First Offer. Subject to the terms and conditions specified in Article 8, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its New Securities (defined below). Each investor shall be entitled to purchase its Proportionate Share of the New Securities on the terms and conditions as such New Securities are offered.

(i)	In the event the Company proposes to issue New Securities, it shall give each Investor written notice (the “Issue Notice”) of its intention stating (A) a description of the New Securities it proposes to issue, (B) the number of New Securities it proposes to offer. (C) the price at which, and other terms on which, it proposes to offer such New Securities and (D) the number of New Securities that each Investor has the right to purchase under Article 8(a), based on the Investor’s Proportionate Share.

(ii)	Within fifteen (15) days after the Issue Notice is given (in accordance with any agreement by the Company and the Investors), each investor may elect to purchase, at the price and on the terms specified in the Issue Notice, up to the number of New Securities proposed to be issued that the Investor has the right to purchase based on the Investor’s Proportionate Share, respectively. An election to purchase shall be made in writing and must be given to the Company within such fifteen (15) day period (in accordance with any agreement by the Company and the Investor).

(iii)	If any Investor fails to exercise its right to purchase its Proportionate Share of any New Securities (each, a “Non-Exercising Investor”), the Company shall, within five (5) days after the expiration of the fifteen (15) day period described in Article 8(a)(ii), deliver written notice specifying the aggregate number of unpurchased New Securities that were eligible for purchase by all Non-Exercising Investors (the “Remaining Securities”) to each Investor that exercised its right to purchase its Proportionate Share of the New Securities (each, an “Exercising Investor”). Each Exercising Investor shall have a right of overallotment, and may exercise an additional right to purchase the Remaining Securities by notifying the Company in writing within fifteen (15) days after receipt of the notice by the Company pursuant to the prior sentence of this Section 8(a)(iii); provided, however, that if the Exercising Investors desire to purchase in aggregate more than the number of Remaining Securities, then the Remaining Securities will be allocated to the extent necessary among the Exercising Investors in accordance with their relative pro rata shares. The closing of the sale of New Securities by the Company to the Investor upon exercise of its rights under this Section 8(a) shall take place simultaneously with the closing of the sale of New Securities to third parties.

(iv)	The Company shall have one hundred twenty (120) days after the last date on which the Investor’s right of first offer lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the execution thereof) to sell the New Securities which the Investor did not elect to purchase under Article 8(a), at or above the price and upon terms not materially more favorable to the investors of such securities than the terms specified in the initial Issue Notice given in connection with such sale. In the event the Company has not entered into an agreement to sell the New Securities within such one hundred twenty (120) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investor in the manner provided in Article 8(a).

(v)	“New Securities” shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of the Company’s capital stock; provided that “New Securities” does not include: (A) the Ordinary Share issuable upon conversion of the Series A Preferred Shares; (B) Equity Securities issued pursuant to the acquisition of another business entity by the Company approved by the Board by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby the Company owns not less than a majority of the voting power of such entity; (C) Equity Securities issued or issuable to officers, directors, employees and consultants of the corporation as part of the Company’s stock option plan approved by the Board; (D) Equity Securities issued in connection with any stock split, stock dividend or recapitalization of the Company in which all the Investors are entitled to participate on a pro rata basis;; and (E) Equity Securities issued to financial institutions in connection with the extension of credit to the corporation or in connection with the lease of equipment and in both cases for other than equity financing purposes and approved by the Board.

(b)	Termination of Right of First Offer. The right of first offer granted under Article 8(a) shall expire upon the consummation of the Company’s IPO.

TRANSFER OF SHARES

9.	The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

10.	Except as otherwise provided in these Articles, the Memorandum of Association or an agreement between the Company and any Members, the Directors may not decline to register any transfer of shares without reasonable cause. If the Directors refuse to register a transfer they shall notify the transferee within two weeks of such refusal, providing a detailed explanation of the reason therefor.

11.	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

12.	(a)	Right of First Refusal. A holder of Ordinary Shares shall not be permitted to offer for sale or otherwise transfer (“Disposition”) any Ordinary Shares (the “Offered Shares”) owned by such Shareholder (the “Offering Shareholder”) to any person (individually a “Third Party” and collectively, “Third Parties”) except as permitted under the terms and conditions specified in Article 12. With respect to such Disposition of the Offered Shares, the Company shall have a right of first refusal (the “First Refusal Right”) with respect to such Disposition, as provided in Article 12, and if the Company fails to, or elects not to, exercise it’s First Refusal Right, the Investors shall be entitled to exercise such First Refusal Right.

(i)	If the Offering Shareholder receives an offer from a bona fide Third Party to acquire Offered Shares and the Offering Shareholder proposes to accept such offer, the Offering Shareholder shall send a written notice (the “Disposition Notice”) to the Company, which shall state (i) the name of the Offering Shareholder, (ii) the name and address of the proposed Third Party, (iii) the number of Offered Shares, (iv) the amount and form of the proposed consideration (which shall be stated only in currency or currency equivalent) for the Disposition, (v) any other material business relations between the Offering Shareholder and the Third Party, and (vi) the other terms and conditions of the proposed Disposition. In the event that the proposed consideration for the Disposition includes consideration other than cash, the Disposition Notice shall include a calculation of the then fair market value of such consideration and an explanation of the basis for such calculation as determined by an internationally recognized investment bank or appraisal firm reasonably acceptable to the Board of the Company. The Company shall deliver a copy of the Disposition Notice to the Offeree within five (5) Business Days of its receipt thereof.

(ii)	For a period of thirty (30) calendar days after receipt of a Disposition Notice by the Company, the Company shall have the right, exercisable by the it through the delivery of an Acceptance Notice as provided in Article 12(a)(iii), to purchase in aggregate all of the Offered Shares at the same purchase price and upon the other terms and conditions set forth in the Disposition Notice. The Company shall have the right to purchase some or all of the Offered Shares. The Company may not assign to any third party (other than the Investors) its right to acquire Offered Shares pursuant to this Article 12(a).

(iii)	The First Refusal Right of the Company under Article 12(a) shall be exercisable by delivering written notice of exercise (an “Acceptance Notice”) within the time period set forth in Article 12(a) hereof to the Offering Shareholder. Each Acceptance Notice shall include a statement of the maximum number of Offered Shares that the Company or its assignee is willing to purchase, if any. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by the Company or its assignee to purchase the relevant number of the Offered Shares. In case of the failure of the Company to give an Acceptance Notice within the time period set forth in Article 12(a) hereof or if the Company elects not to give an Acceptance Notice, the Company shall be deemed to have waived its First Refusal Right and then the Offering Shareholder shall be required to provide another notice regarding the Offered Shares to the Investors (the “Additional Disposition Notice”) (which shall contain the same conditions and price for sale of the Offered Shares as set forth in the Disposition Notice) within three (3) business days.

(iv)	If the Company elects not to purchase all of the Offered Shares or fails to exercise its First Refusal Right within the specified period pursuant to Section 12(a)(i) to (iii) above, then each Investor shall have the right for a period of fifteen (15) days following the Investor’s receipt of the Additional Disposition Notice to elect to purchase its proportionate share of the Offered Shares (the Investor’s “ROFR Proportion”) at the same price and subject to the same material terms and conditions as described in the Additional Disposition Notice by notifying the Offering Shareholder and the Company in writing, before expiration of the fifteen (15) day period, as to the number of such Offered Shares that it wishes to purchase. The Investor may assign its right to acquire Offered Shares pursuant to this Article 12(a) to an Affiliate of such Investor, or an entity managed by such Investor or its directors, officers or partners. For this Article 12, the “ROFR Proportion” of each Investor shall mean the product obtained by multiplying (i) the aggregate number of the Offered Shares by (ii) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Investor at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by the Investors exercising the First Right of Refusal herein above.

(v)	Except to the extent the Company and the Investors elects not to purchase, and elects not to assign the right to a third party to purchase, the Offered Shares under Article 12(a), the Offering Shareholder may sell or dispose of the Offered Shares to the Third Party identified in the Disposition Notice on the terms and conditions set forth in the Disposition Notice within 120 days. If, at the end of such 120-day period, the Offering Shareholder has not completed the sale of the Offered Shares in accordance with the terms set forth in the Disposition Notice, all the restrictions on sale contained in this Article 12(a) with respect to such Offered Shares shall again be in effect.

(vi)	For avoidance of doubt, this Article 12 shall not apply to the transfer of any Investor Ordinary Shares.

(b)	Co-Sale Right. Subject to the terms and conditions specified in this Article 12(b), if the Founder proposes to offer for sale or otherwise transfer any Equity Securities (the “Founder Shares”) owned by the Founder to a Third Party in a bona fide transaction or series of transactions, directly or indirectly, such sale or other disposition shall not be permitted unless the Investors agree in writing to the sale or disposition. Provided that the Investors have approved such sale in writing, the Founder shall offer, or cause the Third Party to offer, as the case may be, to each Investor, at the Investor’s sole option, the right to elect to include in the sale or other disposition to the Third Party all or a portion of the Equity Securities then held by such Investor based on its or his Co-Sale Pro Rata Portion (as defined below) of the Founder Shares (the “Tag-Along Shares”) on the same terms offered by or to the Third Party:

(i)	Each time the Founder proposes to offer or otherwise transfer any Founder Shares owned by the Founder, he shall deliver a notice to the Investors stating (i) the Founder’s bona fide intention to offer such Founder Shares for sale, (ii) the number of shares constituting the Founder Shares and (iii) the price and terms, if any, upon which the Founder proposes to offer or the Third Party proposes to purchase such Founder Shares.

(ii)	At any time within 30 days after the giving of the notice described in Article 12(b)(i) above, each Investor may make an election to include the Tag-Along Shares in such a sale or other disposition (the “Inclusion Election”) by giving written notice of its Inclusion Election to the Founder and specifying the number of Tag-Along Shares that the Investor intends to transfer, together with a limited power-of-attorney authorizing the Founder to sell or otherwise dispose of such Tag-Along Shares pursuant to the terms of such Third Party’s offer.

(iii)	In the event an Investor issues an Inclusion Election, the Investor shall deliver to the Company written notice (the “Conversion Notice”) of the Investor’s election to convert such number of Series A Preferred Shares, and together with any Ordinary Shares owned by the Investor, shall be equal in number to the maximum number of the Tag-Along Shares. The Company shall issue a new certificate in the name of the Investor evidencing any Series A Preferred Shares which had been evidenced by the certificate delivered to the Company pursuant to this Article 12(b)(iii) and not converted in accordance with the Conversion Notice and the Company shall deliver such new certificate to the Investor. The sale of the Tag-Along Shares by the Investor pursuant to this Article 12(b) shall be on the same terms and conditions, including the price per share and the date of sale or other disposition, as are received by the Founder and stated in the notice described in Article 12(b). At the consummation of the sale or other disposition of Equity Securities of the Founder and the Investor to the Third Party, there shall be remitted to the Investor the total sales price attributable to the Tag-Along Shares which the Investor sold or otherwise disposed of pursuant thereto minus a pro rata share of the reasonable expenses equal to the proportion which the number of Tag-Along Shares sold by the Investor bore to the aggregate number of Equity Securities sold by the Founder and the Investor to the Third Party.

(iv)	If within 30 days after the notice described in Article 12(b) hereof is given, the Investor has not accepted the offer to make an Inclusion Election, the Investor will be deemed to have waived any and all of its rights with respect to the sale or purchase of such Founder Shares. The Founder shall have 120 days after such 30-day period in which to sell or otherwise dispose of the Founder Shares to the Third Party at a price and on terms not more favorable to the Founder than were set forth in such notice. If, at the end of such 120-day period, the Founder has not completed the sale of the Founder Shares in accordance with the terms set forth in such notice, all the restrictions on sale contained in this Article 12(b) with respect to such Founder Shares shall again be in effect.

(v)	For the purpose of this Article 12(b), the Co-Sale Pro Rata Portion of each Investor shall mean the product obtained by multiplying (i) the aggregate number of the Founder Shares by (yii) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Investor at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by the Founder and such the Investors exercising the co-sale right hereunder.

(c)	Termination of First Refusal Right and Co-Sale Right. The rights provided in Articles 12(a) and 12(b) shall terminate with immediate effect after the consummation of the Company’s Qualified IPO.

REDEEMABLE SHARES

13.	(a)	Subject to the provisions of the Statute, these Articles, and the Memorandum of Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(b)	Subject to the provisions of the Statute, these Articles, and the Memorandum of Association, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor in any manner authorised by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

14.	If at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class, be varied with the consent in writing of the holders representing at least three-fourths of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

15.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the term of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

16.	The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

CONVERSION OF PREFERRED SHARES

17.	The holders of the Series A Preferred Shares shall have the conversion rights as follows (the “Conversion Rights”):

(a)	Optional Conversion.

(i)	Any holder of Series A Preferred Share shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of Articles 17, 18 and 19, any or all of such holder’s Series A Preferred Share into such number of fully paid and non-assessable Ordinary Share as is equal to the product of the number of Series A Preferred Share being so converted multiplied by the quotient of (A) the Per Share Price (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Share) divided by (B) the conversion price subject to adjustment as provided in Article 17(a) of this Articles below, in effect at the time of conversion (such price in clause (B), the “Conversion Price”). The Conversion Price shall initially be US$ 9.854.

(ii)	Such conversion rights set forth in Article 17(a)(i) shall be exercised by the surrender of certificates representing the Series A Preferred Share to be converted to the Company at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Company as the Company may designate by notice in writing to such holders), accompanied by written notice that the holder elects to convert such Series A Preferred Share and specifying the name or names (with address) in which a certificate or certificates for Ordinary Share are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Article 17(f) of this Articles. All certificates representing Series A Preferred Share surrendered for conversion shall be delivered to the Company for cancellation and canceled by it. As promptly as practicable after the surrender of any Series A Preferred Share, the Company shall (subject to compliance with the applicable provisions of relevant securities laws) deliver to the holder of such shares so surrendered certificates representing the number of fully paid and nonassessable Ordinary Share into which such shares are entitled to be converted and, to the extent funds are legally available therefor, an amount equal to all accrued or declared but unpaid dividends, if any, payable with respect to such shares in accordance with the applicable provisions of the Articles. At the time of written notice of conversion, the Person in whose name any certificates for Ordinary Share shall be issuable upon such conversion shall be deemed to be the holder of record of such Ordinary Share on such date, notwithstanding that the register of members of the Company shall then be closed for transfers, that the certificates representing such Series A Preferred Share have not been surrendered or that the certificates representing such Ordinary Share shall not then be actually delivered to such Person.

(b)	Automatic Conversion.

(i)	Upon the earlier of (A) the closing of a Qualified IPO, or (B) the date specified by written consent or agreement of the holders of at least two-thirds (2/3) of the then outstanding Series A Preferred Shares (voting together as a separate class), each outstanding Series A Preferred Share shall be automatically converted, with no further action required to be taken by the Company or the holder thereof, into the number of fully paid and nonassessable Ordinary Share equal to the quotient of (A) the Per Share Price (as adjusted for stock splits, stock dividends, combinations or other recapitalizations of the Series A Preferred Share) divided by (B) the Conversion Price then in effect (after giving effect to any adjustments pursuant to Article 17 (a) of the Articles).

(ii)	Immediately upon conversion as provided in Article 17(b)(i) of the Articles, each holder of Series A Preferred Share shall be deemed to be the holder of record of the Ordinary Share issuable upon conversion of such holder’s Series A Preferred Share notwithstanding that the register of members of the Company shall then be closed for transfers, that the certificates representing such Series A Preferred Share have not been surrendered or that certificates representing the Ordinary Share shall not then actually be delivered to such Person. Upon written notice from the Company, each holder of Series A Preferred Share so converted shall promptly surrender to the Company at its principal place of business to be maintained by it (or at such other office or agency of the Company as the Company may designate by such notice) certificates representing the shares so converted.

(c)	Fractional Shares.

No fractional Ordinary Share shall be issued upon conversion of the Series A Preferred Share. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

(d)	Termination of Rights.

On the date of such optional conversion pursuant to Article 17(a) or of such automatic conversion pursuant to Article 17(b) above, all rights with respect to the Series A Preferred Share so converted, including the rights, if any, to receive notices and vote as holders of Series A Preferred Shares, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of Ordinary Share into which such Series A Preferred Share have been converted, (ii) receive the amount of accrued or declared but unpaid dividends payable on such Series A Preferred Share, if any, pursuant to applicable provisions of the Articles and (iii) exercise the rights to which they are entitled as holders of Ordinary Share.

(e)	Reservation of Ordinary Share.

The Company shall at all times reserve and keep available for issuance upon the conversion of Series A Preferred Share such number of its authorized but unissued Ordinary Share as will from time to time be sufficient to permit the conversion of all outstanding Series A Preferred Share, and shall take all action to increase the authorized number of Ordinary Share if at any time there shall be insufficient authorized but unissued Ordinary Share to permit such reservation or to permit the conversion of all outstanding Series A Preferred Share.

(f)	No Conversion Tax or Charge or Stamp Duty.

The issuance or delivery of certificates for Ordinary Share upon the conversion of Series A Preferred Share shall be made without charge to the converting holder for such certificates or for any tax or stamp duty in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the Series A Preferred Share converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Series A Preferred Share converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(g)	Subject to the provisions of these Articles, the Company may give effect to any conversion of Series A Preferred Share pursuant to Articles 17, 18 and 19 by one or more of the following methods:

(i)	If the aggregate par value of the Series A Preferred Share being converted is equal to the aggregate par value of the Ordinary Share into which such Series A Preferred Share convert, such Series A Preferred Share shall be re-designated to Ordinary Share. On re-designation, each such Series A Preferred Share to be converted shall become an Ordinary Share with the rights, privileges, terms and obligations of the class of Ordinary Share and the converted Ordinary Share shall thenceforth form part of the class of the Ordinary Share (and shall cease to form part of the relevant class of Series A Preferred Share for all purposes hereof);

(ii)	If Article 17(g)(i) above does not apply and subject to compliance with the Statute, the Series A Preferred Share shall be redeemed for the purpose of the conversion (and, for accounting and other purposes, the Board of Directors may determine the value therefor) in consideration therefor, the Company shall issue fully-paid Ordinary Share in relevant number and the Board of Directors shall have the power, and shall exercise such power to the extent required, to use all the funds in the Company that are legally available for the redemption, including but not limited to, the share capital and share premium of the Company, to effect the conversion by way of redemption; or

(iii)	The Board of Directors may adopt any other method permitted by Statute including capitalising reserves to pay up new Ordinary Share, or by making a fresh issue of Ordinary Share.

ADJUSTMENTS TO CONVERSION PRICE

18.	(a)	Antidilution Adjustments. The Conversion Price and the number and type of securities to be received upon conversion of Series A Preferred Share shall be subject to adjustment as follows:

		(i)	Dividend, Subdivision, Combination or Reclassification of Ordinary Share. In the event that the Company shall at any time or from time to time, prior to conversion of Series A Preferred Share (A) pay a dividend or make a distribution on the outstanding Ordinary Share payable in Equity Securities of the Company, (B) subdivide the outstanding Ordinary Share into a larger number of shares, (C) combine the outstanding Ordinary Share into a smaller number of shares or (D) issue any of its Equity Securities in a reclassification of the Ordinary Share (other than any such event for which an adjustment is made pursuant to another clause of this Article 18(a) of the Articles), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Ordinary Share or other securities of the Company that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Series A Preferred Share been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Article 18(a)(1) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Ordinary Share entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

		(ii)	Issuance of Ordinary Share or Equity Securities below Conversion Price.

			(A)	Subject to the Statute, if the Company shall at any time after the date upon which any Series A Preferred Share were first issued, issue or sell any Ordinary Share or Equity Securities at a price per Ordinary Share (the “New Issue Price”) that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below) (the “Relevant Date”) (treating the price per Ordinary Share, in the case of the issuance of any Ordinary Share Equivalent, as equal to (I) the sum of the price for such Equity Securities plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Ordinary Share Equivalent divided by (II) the number of Ordinary Share initially underlying such Equity Securities), other than (1) issuances or sales for which an adjustment is made pursuant to another clause of this Article 18(a) and (2) issuances in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be reduced to a price equal to a price (calculated to the nearest cent) determined by multiplying the Conversion Price then in effect immediately prior to such issuance by a fraction (i) the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of Ordinary Shares which the aggregate consideration received by the Company for the total number of additional Ordinary Shares would have been purchased at the initial Conversion Price; and (ii) the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issuance plus the number of such additional Ordinary Shares so issued, provided that for the purposes of this Article 18(a)(ii)(A), all Ordinary Shares issuable upon conversion of outstanding Series A Preferred Shares and outstanding Equity Securities convertible or exercisable for Ordinary Shares or the exercise of outstanding Options shall be deemed to be outstanding.

(B)	Such adjustment shall be made whenever such Ordinary Share or Equity Securities are issued at a New Issue Price less than the Conversion Price then in effect, and shall become effective retroactively (I) in the case of an issuance to the shareholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such Ordinary Share or Equity Securities and (II) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to the Article 18(a)(ii) of this Articles shall only be made upon the issuance of such Ordinary Share or Equity Securities, and not upon the issuance of any security into which the Equity Securities convert, exchange or may be exercised.

(C)	In case at any time any Ordinary Share or Equity Securities or any rights or options to purchase any Ordinary Share or Equity Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case any Ordinary Share or Equity Securities or any rights or options to purchase any Ordinary Share or Equity Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith, as determined mutually by the Board of Directors, which determination shall be conclusive if made in good faith.

(iii)	Certain Distributions. If the Company shall at any time or from time to time, distribute to all holders of Ordinary Share, but not the holders of the Series A Preferred Share (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Ordinary Share are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding cash dividends in which holders of Series A Preferred Share participate, dividends payable in Ordinary Share for which adjustment is made under another paragraph of the Article 18(a) of the Articles and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be adjusted (and any other appropriate actions shall be taken by the Company) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction (A) the numerator of which shall be the current market price of one Ordinary Share immediately prior to the date of distribution less the then fair market value (as determined by the Board of Directors in the exercise of their fiduciary duties) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one Ordinary Share and (B) the denominator of which shall be the current market price of the Ordinary Share immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Company if the holder of Series A Preferred Share would otherwise be entitled to receive such rights or warrants upon conversion at any time of Series A Preferred Share into Ordinary Share. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

(iv)	Other Changes. In case the Company at any time or from time to time shall take any action affecting its Ordinary Share similar to or having an effect similar to any of the actions described in any of Articles 18(a)(1), (ii) or (iii) above or Article 18(d) below (but not including any action described in any such Article) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, such conversion prices shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of Series A Preferred Share).

(v) No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Article 18(a) need be made to the Conversion Price (A) for issuances of Ordinary Share or Equity Securities in connection with an Excluded Transaction or (B) if the Company receives written notice from the holders of at least two-thirds (2/3) of the outstanding Series A Preferred Share that no such adjustment is required.

(b)	Special One-time Adjustment of the Conversion Price.

Immediately upon the completion of the audit by the Auditor of the consolidated financial statements of the Company for the 2010 fiscal year ending on December 31, 2010 (and prepared in accordance with US GAAP) (“2010 Financial Statements”), if the NPAT determined on the basis of the 2010 Financial Statement (“2010NPAT”) is less than US$27,000,000, the Conversion Price of the Series A Preferred Shares then in effect shall be automatically adjusted pursuant to the following formula:

ACP = CP * (APMV – Purchase Price) / (OPMV – Purchase Price)

Wherein,

“CP” shall mean the Conversion Price immediately prior to the adjustment under this Article 18(b)

“ACP” shall mean the Adjusted Conversion Price, which is the conversion price immediately after the adjustment under this Article 18(b)

“APMV” shall mean the adjusted post-money valuation of the Company, which shall be equivalent to 8 * 2010NPAT.

“OPMV” shall mean the original post-money valuation of the Company, being US$216,000,000.

“Purchase Price” shall be US$13,000,000.

For avoidance of doubt, if the 2010NPAT equals or exceeds US$27,000,000 then no adjustment shall be made to the Conversion Price.

(c)	Abandonment. If the Company shall take a record of the holders of its Ordinary Share for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

(d)	Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of Series A Preferred Share a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(e)	Reorganization, Reclassification. In case of any merger or consolidation of the Company (other than a Sale Transaction) or any capital reorganization, reclassification or other change of outstanding Ordinary Share (other than a change in par value, or from par value to no par value, or from no par value to par value) (each, a “Transaction”), the Company shall execute and deliver to each holder of Series A Preferred Share at least ten (10) days prior to effecting such Transaction a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, stating that the holder of each Series A Preferred Share shall have the right to receive in such Transaction, in exchange for each such share, a security identical to (and not less favorable than) the Series A Preferred Share, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Any certificate delivered pursuant to this Article 18(d) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Article 17. The provisions of Article 18(d) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

NOTICES OF RECORD DATE

19.	(a)	Notices. If at any time or from time to time:

		(i)	the Company shall declare a dividend (or any other distribution) on its Ordinary Share;

		(ii)	the Company shall authorize the granting to the holders of its Ordinary Share rights or warrants to subscribe for or purchase any Equity Securities of any class or of any other rights or warrants;

		(iii)	there shall be any Transaction; or

		(iv)	there shall occur IPO, a Liquidation Event or a Sale Transaction,

then the Company shall mail to each holder of Series A Preferred Share at such holder’s address as it appears on the register of members of the Company, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Ordinary Share of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, IPO, a Liquidation Event or Sale Transaction is expected to become effective and the date as of which it is expected that holders of Ordinary Share of record shall be entitled to exchange their Ordinary Share for shares of stock or other securities or property or cash deliverable upon such Transaction, IPO, Liquidation Event or Sale Transaction. Notwithstanding the foregoing, in the case of any event to which Article 18(d) above is applicable, the Company shall also deliver the certificate described in Article 18(d) above to each holder of Series A Preferred Share at least ten (10) days’ prior to effecting such reorganization or reclassification as aforesaid.

REDEMPTION

20.	At any time after the fifth anniversary of the Closing Date, any one or more holder of Series A Preferred Share (each, a “Redemption Holder”), acting severally or jointly, may require the Company to redeem all and not less than all of the then outstanding Series A Preferred Share held by such Redemption Holder or Redemption Holders (“Redemption Shares”) at an amount equal to the higher of (such amount payable for redemption, the “Redemption Price”): (a) the Purchase Price applicable to such holder or holders of Series A Preferred Share plus accrued and unpaid dividends with an annual return of 15% on such Purchase Price for each year such Series A Preferred Share were outstanding up until the date of redemption (calculated on a pro rata basis in case of a partial year), and (b) the fair market value of such Redemption Share as determined by an independent appraiser as mutually agreed by the Company and such Redemption Holder(s), exclusive of any consideration for the liquidity or minority ownership discounts pursuant to the following:

	(i)	Redemption Notice. Each Redemption Holder shall exercise its redemption right set forth in this Article by giving written notice (“Redemption Notice”) to the Company at any time specifying (i) the number of Redemption Share that the Redemption Holder is requesting the Company to redeem, (ii) a redemption date (the “Redemption Date”) that is at least fifteen (15) calendar days from the date of the Redemption Notice, and (iii) the total Redemption Price payable by the Company assuming the redemption is completed on the Redemption Date specified in the Redemption Notice.

	(ii)	Completion of Redemption. The Company shall, on the Redemption Date, redeem the Redemption Shares requested to be redeemed in the Redemption Notice in immediately available funds at the Redemption Price.

(iii)	Insufficient Funds for Redemption. If on the Redemption Date, the Company has insufficient funds with which to fully and legally redeem the number of Redemption Share set forth in the Redemption Notice, then, subject to Article 20, the Company shall redeem all of the Redemption Shares set forth under the Redemption Notice but allocate funds available to pay the Redemption Price to such holders of Redemption Shares on a pro rata basis, and then issue to such holders of Redemption Shares with respect to the unpaid portion of the Redemption Price, a one-year promissory note dated as of the Redemption Date to each holder of Redemption Shares which were not able to be redeemed on the Redemption Date (each a “Promissory Note”, and collectively, the “Promissory Notes”), which will bear interest at the compounded rate of five percent (5%) per annum, with an aggregate principal amount equal to the Redemption Price of such Redemption Shares that are not redeemed. The Promissory Notes shall become due and payable twelve (12) months from the Redemption Date. The Promissory Notes shall be freely assignable by the holders thereof. If the Company is unable to satisfy its obligations under a Promissory Note when due, the holder of the Promissory Note may, but is not obligated to, extend the repayment date by another six (6) months, provided, however, the Company shall provide collaterals with a fair market value no less than the aggregate principal amount outstanding on the Promissory Notes to secure its repayment obligations under such Promissory Notes.

(iv)	Redemption of Investor Ordinary Shares. The holder of any Investor Ordinary Shares (including any future assignees and transferees that acquires the Investor Ordinary Shares pursuant to this Agreement and Articles) is entitled to include such Investor Ordinary Shares as part of the Redemption Shares being submitted for redemption under the Redemption Notice except that the redemption price for such Investor Ordinary Shares being submitted for redemption shall be US$2.136 per share (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) and the redemption of such Investor Ordinary Shares shall be subordinate to the redemption of the Series A Preferred Shares, such that the Company shall first redeem in full the Series A Preferred Shares that are part of the Redemption Shares (and shall have paid the Redemption Price therefore in full) from funds of the Company legally available for redemption, before the Company shall be permitted to redeem any part of the Investor Ordinary Shares being included as part of the Redemption Shares (and pay any part of the redemption price payable thereon).

PROTECTIVE PROVISIONS

21.	Acts of the Company Requiring Investor Approvals. So long as any Series A Preferred Shares remain outstanding and notwithstanding any other contrary provision in the Memorandum of Association and these Articles, the undertaking of any of the following action by the Company (whether by amendment of the Memorandum of Association or these Articles or otherwise, whether in a single transaction or a series of related transactions, and whether or not in the ordinary course of business) shall require the prior written consent of holders of at least two-thirds (2/3) of the then outstanding Series A Preferred Shares voting as a separate class:

(a)	alter or change the rights, preferences or privileges of the Series A Preferred Share;

(b)	authorize or issue any Equity Security rights, preferences or privileges senior to or on a parity with the Series A Preferred Share;

(c)	authorize any new issuance of any Equity Securities of the Company, other then (i) any issuance of Ordinary Share upon conversion of the Series A Preferred Share, (ii) the issuance of Ordinary Share (or options or warrants exercisable for or convertible into such Ordinary Share) under employee equity incentive plans approved by the Board including the consent of the Investor Director;

(d)	amend or waive any provision of these Articles in a manner that would alter or change the rights, preferences or privileges of the Series Preferred Share;

(e)	increase or decrease the number of authorized shares of Ordinary Share or Series A Preferred Share of the Company;

(f)	redeem or repurchase, or take such action that results in the redemption or repurchase of any Ordinary Share (other than pursuant to (i) equity incentive agreements with service providers giving the Company the right to repurchase shares upon the termination of services, (ii) Section 9 of the Shareholders Agreement or Article 20 of these Articles or (iii) as otherwise approved by the Board (including the consent of the Investor Director)),

(g)	enter into any agreement that results in any merger, consolidation, share acquisition or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the Company’s voting power is transferred or in which all or substantially all of the assets of the Company are sold;

(h)	increase or decrease the number of directors serving on the Company’s Board;

(i)	undertake the liquidation, dissolution or winding up of the Company,

(j)	pay or declare, or take any action that results in the payment or declaration of any dividend on any Ordinary Share before payment of any dividends on the Series A Preferred Share;

(k)	extend any loan or undertake any guarantee, in each case by the Company, for indebtedness in excess of US$100,000 in the aggregate to or of any third party, other than (i) advances to employees of the Company in the ordinary course of business consistent with its past practices or (ii) as otherwise approved by the Board (including the consent of the Investor Director);

(1)	incur debt or issue debt securities in excess of US$250,000, other than (i) trade debts incurred in the ordinary course of business and consistent with its past practices or (ii) as otherwise approved by the Board (including the consent of the Investor Director);

(m)	acquire business/assets from a third party in excess of US$250,000;

(n)	appoint or replace the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company;

(o)	enter into any transaction involving both the Company and a shareholder or any of the Company’s employees, officers, directors or shareholders or any affiliate of a shareholder or any of its officers, directors or shareholders other than in the ordinary course of business on an arms-length basis and consistent with its past practice;

(p)	appoint or remove the Auditor of the Company or any material change in the accounting and financial policies of the Company;

(q)	increase in the compensation of any employee of the Company with monthly salary of at least RMB40,000 by more than fifty percent (50%) in a twelve (12) month period, other than annual salary adjustment in the ordinary course of business as approved by the Board;

(r)	undertake any items of expenditure outside the annual budget in excess of US$100,000 per month, individually or in the aggregate, or

(s)	undertake any of the above actions with respect to any direct or indirect subsidiary or affiliate.

21A.	Notwithstanding anything to the contrary. Article 21 shall in no event apply to any actions taken in connection with the performance or compliance by the Company or the Founder of their respective obligations under the Settlement Deed, including without limitation, any payment of money to Carlyle thereunder.

NON-RECOGNITION OF TRUSTS

22.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

23.	Subject to any agreements to the contrary, the Company shall have a first and paramount lien and charge on all shares (not fully paid-up) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

24.	Subject to any agreements to the contrary, the Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

25.	To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

26.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

27.	(a)	The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

28.	If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

29.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

30.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

31.	(a)	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven (7) per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)	No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

32.	(a)	If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of any part of the call, instalment or payment that is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

33.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

34.	A certificate in writing under the hand of one (1) Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

35.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

36.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

37.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

38.	(a) Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

39.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company provided however that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety (90) days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL

40.	(a)	Subject to and in so far as permitted by the provisions of the Statute and these Articles and in particular Article 21, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein provided always that the Company may by ordinary resolution:

(i)	increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine:

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)	Without prejudice to Article 11 hereof and subject to the provisions of the Statute and these Articles, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(d)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

41.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case ten days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

42.	In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

43.	If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

44.	(a)	Subject to paragraph (c) below of this section, the Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	If the Company is exempted as defined in the Statute, it may but shall not be obliged to hold an annual general meeting.

45.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half (1/2) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

46.	At least twenty (20) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 40 have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

(b)	in the case of any other general meeting by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than seventy-five (75) per cent in nominal value or in the case of shares without nominal or par value seventy-five (75) per cent of the shares in issue, or their proxies.

47.	The accidental omission to give notice of a general meeting, or the non-receipt of notice of a meeting by any person entitled to receive notice, shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

48.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Subject to Article 21, the holders of a majority of the aggregate voting power of all of the Ordinary Shares entitled to notice of and to attend and vote at such general meeting and the holders of at least two-thirds (2/3) of the then outstanding Series A Preferred Shares entitled to notice of and to attend and vote at such general meeting, together, present in Person or by proxy or if a company or other non-natural Person by its duly authorised representative shall be a quorum.

48A.	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

49.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is still not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved and adjourned in the same manner for one more week. If at the second such adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

50.	The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

51.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of the Members present to be Chairman of the meeting.

52.	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

53.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or one the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

54.	Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show by hands been carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

55.	The demand for a poll may be withdrawn.

56.	Except as provided in Article 58, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

57.	The Chairman of the general meeting shall not be entitled to a second or casting vote under any circumstance.

58.	A Member may participate in a general meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

VOTES OF MEMBERS

59.	Except as otherwise required by law or these Articles, the Ordinary Shares and the Preferred Shares shall vote together as a single class on all matters submitted to a vote of Members. Each Ordinary Share issued and outstanding shall have one vote and each Preferred Share issued and outstanding shall have the number of votes equal to the number of Ordinary Shares into which such Preferred Shares are convertible pursuant to Article 17.

60.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

61.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

62.	No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

63.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

64.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

65.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

66.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

67.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

68.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

69.	Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

70.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

71.	There shall be a Board of Directors consisting of three (3) persons (excluding of alternate Directors) PROVIDED HOWEVER that, subject to these Articles and in particular Article 21, the Company may from time to time by ordinary resolution increase or reduce the limits in the number of Directors. Ren Jun shall be appointed to be a director serving on the Board. The Ordinary Shareholder shall be entitled to appoint one (1) director to serve on the Board. So long as the Lead Investors continues to hold any Series A Preferred Shares, the Lead Investors shall be entitled to appoint one (1) director to serve on the Board. Also, as long each Investor, together with its Affiliates, continue to hold Equity Securities, the Company shall invite a representative designated by each Investor to attend all meetings of its Board in a nonvoting capacity (each such person a “Board Observer”) and, in this respect, shall give such Board Observer copies of all notices, minutes, consents and other materials that it provides to its directors; provided that such Board Observer shall agree (and each Investor hereby agrees) to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided to such Board Observer, except that such information may be shared by such representative with the Investor; and provided further that the Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or portion thereof and withhold such information and documents if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel, would result in disclosure of trade secret or other proprietary information the Board in good faith determines should not be disclosed to the representative, or concerns the relationship between such Board Observer (or the Investor designating such Board Observer) and the Company.

72.	The remuneration to be paid to the Directors shall be such remuneration as the Board shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their reasonable travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

73.	Subject to Article 21, the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

74.	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

75.	A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

76.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed, no shareholding qualification for Directors shall be required.

77.	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

78.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid provided however that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

79.	A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 78 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

ALTERNATE DIRECTORS

80.	Subject to the exception contained in Article 88, a Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

81.	The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as may be prescribed by the Company as are not, from time to time by the Statue, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as my be prescribed by the Company in general meeting provided however that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

82.	Subject to Article 21, the Board may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

83.	Subject to Article 21, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

84.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

The Company shall cause copies of all such minutes to be delivered to the holders of Preferred Shares within thirty (30) days after the relevant meeting.

85.	Subject to Article 21, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

86.	Subject to Article 21, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

87.	Subject to Article 21,

(a)	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTORS

88.	Subject to Article 21, the Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases for any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

89.	Subject to Article 21, the Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

90.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequent than once every quarter. In case of an equality of votes, the Chairman shall not have a second or casting vote.

91.	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least two (2) days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and provided further if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 42 shall apply mutatis mutandis with respect to notices of meetings of Directors.

92.	At all meetings of the Board of Directors a majority of the number of Directors elected in accordance with Article 71, including the presence of the Investor Director in person or by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of business, a Director and his appointed Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purpose of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present. If within an hour from the time appointed for a meeting, a quorum is not present due to the absence of the Investor Director, the notice shall be duly delivered again for a second meeting and, if at such second time, the quorum is still not present within half an hour from the time appointed for the meeting due to the absence of the Investor Director, those directors present in person or by proxy shall be deemed to be sufficient to constitute a quorum.

93.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors or of summoning a general meeting of the Company, but for no other purpose.

94.	The Directors may elect a Chairman of the Board of Directors and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

95.	The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

96.	A committee may meet and adjourn as it thinks proper. Unless otherwise designated by the Board, questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall not have a second or casting vote.

97.	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

98.	Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

99.	(a)	A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b)	The provisions of Articles 65-68 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

100.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

101.	Subject to the provisions of these Articles, the Company may by ordinary resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead.

102.	Subject to the provisions of these Articles, the Directors of the Company shall have power at any time and from time to time to appoint any person to be a Director; either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

PRESUMPTION OF ASSENT

103.	A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

104.	(a)	The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) below of this section hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)	A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

105.	Subject to Article 21, the Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

106.	(a)	Subject to the Statute and these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 106.

(b)	Dividend Preference. Subject to the Statute and these Articles, the holders of Series A Preferred Shares shall be entitled to receive dividends, on a pari passu basis with each other, out of any assets legally available therefore, prior and in preference to any dividends paid on the Ordinary Shares, at a rate of 5% per annum. Such dividends shall be payable only when, as and if declared by the Board. Such dividends shall not be cumulative, and no rights shall accrue to holders of Series A Preferred Shares by reason of the fact that dividends on such Series A Preferred Shares are not declared in any prior year. No dividend, whether in cash, in property, in shares of the Company or otherwise, shall be paid on any class or series of shares of the Company unless otherwise approved by the Board and until such dividend payable on the Series A Preferred Share are first paid.

(c)	Liquidation Preference. In the event of any Liquidation Event, the holders of Series A Preferred Share shall be entitled to receive, in preference to the holders of Ordinary Shares, an amount equal to 100% of the Purchase Price per Series A Preferred Share plus all declared but unpaid dividends thereon. If, upon any such Liquidation Event, the assets of the Company legally available to be distributed among the holders of the Series A Preferred Shares shall be insufficient to make payment of the foregoing amounts in full on all Series A Preferred Shares, then such assets legally available for distribution shall be distributed among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon. After distribution or payment in full of the amount distributable or payable on the Series A Preferred Shares pursuant to Article 106(c), the remaining assets of the Company available for distribution to Members shall be distributed ratably among the holders of outstanding Ordinary Shares and holders of outstanding Preferred Shares on an as-converted basis.

107.	Subject to Article 21, the Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

108.	No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the Share Premium Account or as otherwise permitted by the Statute.

109.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

110.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

111.	Subject to these Articles and in particular Article 21, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

112.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

113.	No dividend or distribution shall bear interest against the Company.

CAPITALISATION

114.	Subject to Article 21, the Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

115.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

116.	Subject to any contracts between any Members and the Company, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

117.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

118.	Subject to Article 21, the Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

119.	The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. Subject to Article 21, the Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

120.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

121.	Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

122.	Subject to any agreement to the contrary, notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

123.	(a)	Subject to any agreement to the contrary, where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

(b)	Subject to any agreement to the contrary, where a notice is sent by cable, telex, or telecopy, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

124.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

125.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

126.	Subject to any agreement to the contrary, notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)	every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members;

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

127.	Subject to these Articles and in particular Article 21 and Article 106, the Company shall be wound up and the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

128.	Subject to these Articles and in particular Article 21 and Article 106, if the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

129.	Subject to any agreement to the contrary, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful misconduct or fraud respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful misconduct or fraud of such Director, Officer or trustee.

FINANCIAL YEAR

130.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENTS OF ARTICLES

131.	Subject to the Statute, Article 21 and to any other quorum, voting or procedural requirements expressly imposed by these Articles in regard to the variation of rights attached to a specific class of Shares of the Company, the Company may at any time and from time to time by Special Resolution change the name of the Company or alter or amend these Articles or the Memorandum of Association, in whole or in part.

TRANSFER BY WAY OF CONTINUATION

132.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.